Exhibit 3(i)

                       CERTIFICATE OF OWNERSHIP AND MERGER

                                       OF

                        GEORGE FOREMAN ENTERPRISES, INC.
                            (a Delaware corporation)

                                      INTO

                               MM COMPANIES, INC.
                            (a Delaware corporation)


            It is hereby certified that:

            1. MM Companies, Inc. (hereinafter sometimes referred to as the "Corporation") is a business corporation of the State of Delaware.

            2. The Corporation is the owner of all of the outstanding shares of each class of the stock of George Foreman Enterprises, Inc., which is also a business corporation of the State of Delaware.

            3. On August 15, 2005, the Board of Directors of the Corporation adopted the following resolutions to merge George Foreman Enterprises, Inc. into the Corporation:

                  BE IT RESOLVED, that George Foreman Enterprises, Inc. be merged into the Corporation, and that all of the estate, property, rights, privileges, powers and franchises of George Foreman Enterprises, Inc. be vested in and held and enjoyed by the Corporation as fully and entirely and without change or diminution as the same were before held and enjoyed by George Foreman Enterprises, Inc. in its name; and be it further

                  RESOLVED, that the Corporation shall assume all of the obligations of George Foreman Enterprises, Inc.; and be it further

                  RESOLVED, that the Corporation shall cause to be executed and filed and/or recorded the documents prescribed by the laws of the State of Delaware and by the laws of any other appropriate jurisdiction and will cause to be performed all necessary acts within the State of Delaware and within any other appropriate jurisdiction; and be it further

                  RESOLVED, that the Corporation shall change its corporate name to George Foreman Enterprises, Inc.

Executed on August 15, 2005

                                    MM COMPANIES, INC.

                                    By:
                                       -------------------------------
                                       Name:  Efrem Gerszberg
                                       Title: President